UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Rule 14a-101)

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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Invitation to the Annual General Meeting

(“Annual Shareholder Meeting”) of Allied World Assurance Company Holdings, AG (the “Company”)

Thursday, May 1, 2014, 2:00 p.m. Central European Time (doors open at 1:30 p.m. Central European Time)

at the corporate headquarters of Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland

AGENDA ITEMS

ITEM 1

Amend the Articles of Association to Approve the Annual Election of the Directors and Other Annual Elections

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes the following amendments to the Company’s Articles of Association: (i) amend Article 9(2) to empower shareholders to elect the Chairman of the Board, the Compensation Committee members and the independent proxy; (ii) amend Article 14(a) and (f) and add subsection (d) to describe the independent proxy’s duties and related matters; and (iii) amend Article 17 (a) and (b) to eliminate the three-year term and instead provide for annual director elections, with each director being elected individually.

ITEM 2

Elect the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that each of the nominees listed below be elected to serve as the directors of the Company until the Company’s Annual Shareholder Meeting in 2015.

ITEM 2.1: Barbara T. Alexander

ITEM 2.2: Scott A. Carmilani

ITEM 2.3: James F. Duffy

ITEM 2.4: Bart Friedman

ITEM 2.5: Scott Hunter

ITEM 2.6: Patrick de Saint-Aignan

ITEM 2.7: Eric S. Schwartz

ITEM 2.8: Samuel J. Weinhoff

ITEM 3

Elect the Chairman of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Scott A. Carmilani be elected Chairman of the Board of Directors to serve until the Company’s Annual Shareholder Meeting in 2015.

ITEM 4

Elect the Compensation Committee Members

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that each of the nominees listed below be elected to serve as members of the Compensation Committee until the Company’s Annual Shareholder Meeting in 2015.

ITEM 4.1: Barbara T. Alexander

ITEM 4.2: James F. Duffy

ITEM 4.3: Bart Friedman

ITEM 4.4: Scott Hunter

ITEM 4.5: Patrick de Saint-Aignan

ITEM 4.6: Eric S. Schwartz

ITEM 4.7: Samuel J. Weinhoff

ITEM 5

Elect the Independent Proxy

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Buis Buergi AG be elected as the Independent Proxy to serve at and until conclusion of the Company’s Annual Shareholder Meeting in 2015.

ITEM 6

Advisory Vote on Executive Compensation

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“SEC”), including the Compensation Discussion and Analysis section, compensation tables and narrative discussion, be approved.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee of the Board of Directors, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for the named executive officers.

ITEM 7

Approve the 2013 Annual Report and Financial Statements

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s 2013 Annual Report, including the Company’s audited consolidated financial statements and its audited Swiss statutory financial statements prepared in accordance with Swiss law, each for the year ended December 31, 2013, respectively, be approved.

ITEM 8

Approve the Retention of Disposable Profits

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the disposable profits on the Company’s audited Swiss statutory financial statements be carried forward as retained earnings for fiscal year 2014.

ITEM 9

Approve the Payment of Dividends to Shareholders

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the following dividend in the form of a distribution from the Company’s “general legal reserve from capital contributions” account be approved. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital upon the date of the Annual Shareholder Meeting and applicable exchange rate calculations described below.

1.  The aggregate amount of CHF [• (number of common shares as registered in the Commercial Register on the date of the Annual Shareholder Meeting)] × [• (USD 2.70 × the Foreign Exchange Rate)] (“Aggregate Dividend Amount From Capital Contributions Reserves”) shall be transferred from the Company’s “general legal reserve from capital contributions” account to a “dividends payable” liability account and then be distributed by way of a dividend of CHF [• (USD 2.70 x the Foreign Exchange Rate)] per share as follows:

2.  The Aggregate Dividend Amount From Capital Contributions Reserves shall be paid to shareholders in four installments in the amount of CHF [• (USD 0.675 per share x the Foreign Exchange Rate)] (“Quarterly Dividend Amount From Capital Contributions Reserves”) in July 2014, in October 2014, in January 2015 and in April 2015.

3.  The Quarterly Dividend Amount From Capital Contributions Reserves equals USD 0.675 (“Quarterly Dollar Amount”) based on a USD/CHF exchange ratio of CHF [• completed on the date of the Annual Shareholder Meeting] (rounded down to the next whole cent) per $1 (being the Foreign Exchange Rate). The Quarterly Dividend Amount From Capital Contributions Reserves and the Aggregate Dividend Amount From Capital Contributions Reserves are subject to the following adjustments as a result of USD/CHF currency fluctuations:

(i)  The Quarterly Dividend Amount From Capital Contributions Reserves is to be adjusted as a result of currency fluctuations such that each quarterly Dividend amount shall equal an amount calculated as follows (rounded down to the next whole cent):

Quarterly Dividend Amount From Capital Contributions Reserves = Quarterly Dollar Amount × USD/CHF currency exchange ratio as reported by The Wall Street Journal on June 10, 2014, for the first quarterly dividend payment, on September 9, 2014, for the second quarterly dividend payment, on December 9, 2014, for the third quarterly dividend payment, and on March 10, 2015, for the fourth quarterly dividend payment.

(ii) The adjustment of the Aggregate Dividend Amount From Capital Contributions Reserves shall be capped at CHF [• completed on the date of the Annual Shareholder Meeting] (corresponding to 50% of the Aggregate Dividend Amount From Capital Contributions Reserves set forth in paragraph 1). The cap is subject to further adjustment for new shares issued pursuant to paragraph 4 below.

4.  The Aggregate Dividend Amount From Capital Contributions Reserves pursuant to paragraph 1 (as adjusted pursuant to paragraph 3(i) and 3(ii)) shall be increased (to a maximum of CHF [• completed on the date of the Annual Shareholder Meeting] by quarterly dividend payments on shares that are issued (i) in the course of capital increases (in relation to any merger, amalgamation, acquisition or other corporate reorganizations); (ii) from authorized share capital; or (iii) from conditional share capital after the Annual Shareholder Meeting and before the record date of the applicable Quarterly Dividend Amount From Capital Contributions Reserves. Quarterly Dividend Amounts From Capital Contributions Reserves that would otherwise exceed such maximum limit shall be reduced to equal the Swiss franc amount remaining available under such maximum limit, and the U.S. dollar amount distributed will be the then-applicable U.S. dollar equivalent of that Swiss franc amount. In addition, any Quarterly Dividend Amount From Capital Contributions Reserves shall be adjusted to reflect shares repurchased by the Company after the Annual Shareholder Meeting and held in treasury on the record date of the applicable Quarterly Dividend Amount From Capital Contributions Reserves.

5.  Any Dividend Cap amount remaining after the payment of the final Quarterly Dividend Amount From Capital Contributions Reserves shall, by operation of this resolution, be immediately reallocated to the “general legal reserve from capital contributions” account included in the balance sheet of the Company’s Swiss statutory financial statements, without any requirement that such reallocation be approved by the Board or at any Annual Shareholder Meeting.

6.  The Board of Directors is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts From Capital Contributions Reserves.

ITEM 10

Approve the Cancelling of Treasury Shares

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes a capital reduction through the cancellation of 1,793,732 of the Company’s common shares held in treasury as well as the corresponding amendment to the Company’s Articles of Association.

Upon the approval of this proposal, Article 3 of the Articles of Association will be amended to read as follows:

Company’s transfer agent. Beneficial owners of shares have received or will receive instructions from their bank, brokerage firm or other nominee acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual Shareholder Meeting are requested to obtain a power of attorney from their bank, brokerage firm or other nominee that authorizes them to vote the shares held by them on their behalf. In addition, you must bring to the Annual Shareholder Meeting an account statement or letter from your bank, brokerage firm or other nominee indicating that you are the owner of the Company’s common shares. Shareholders of record registered in the Company’s share register are entitled to participate in and vote at the Annual Shareholder Meeting. Each share is entitled to one vote. The exercise of voting rights is subject to the voting restrictions set out in the Company’s Articles of Association.

Shareholders who become registered as shareholders of record with respect to their common shares in the Company (as opposed to a beneficial holder of shares held in “street name”) after March 5, 2014, but on or before April 14, 2014, and want to vote those shares at the Annual Shareholder Meeting, will need for identification purposes to obtain a proxy from the registered voting rights record holder of those shares as of March 5, 2014 to vote their shares in person at the Annual Shareholder Meeting. Alternatively, they may also obtain the proxy materials by contacting the Corporate Secretary, attention: Wayne H. Datz, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com.

Granting of Proxy

If you are a shareholder of record and do not wish to attend the Annual Shareholder Meeting, you have the right to grant a proxy directly to Mr. Paul Buergi, of Buis Buergi AG, Muehlebachstrasse 8, P.O. Box 672, CH-8024 Zurich, Switzerland, as the Company’s independent proxy, with full right of substitution, with the proxy card; or grant a written proxy to any person who need not be a shareholder. Proxies issued to the independent proxy must be received no later than 6:00 a.m., CET, on May 1, 2014.

Registered shareholders who have appointed the independent proxy as a proxy may not vote in person at the Annual Shareholder Meeting or send a proxy of their choice to the meeting unless they revoke or change their proxies. Revocations to the independent proxy must be received by him by no later than 6:00 a.m., CET, on May 1, 2014.

Admission office

The admission office opens on the day of the Annual Shareholder Meeting at 1:30 p.m. CET. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of Allied World Assurance Company Holdings, AG

The Company’s 2013 Annual Report contains the Company’s audited consolidated financial statements and its audited statutory financial statements prepared in accordance with Swiss law and can be accessed through the Company’s website at www.awac.com under the “Financial Report” link located in the section entitled “Investor Relations.” Copies of the 2013 Annual Report may be obtained without charge upon written request to the Corporate Secretary, attention Wayne H. Datz, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. The 2013 Annual Report may be physically inspected at the Company’s headquarters at Lindenstrasse 8, 6340 Baar, Zug, Switzerland.

Zug, April 9, 2014

On behalf of the Board of Directors

Wayne H. Datz

Corporate Secretary

“Artikel 3 Aktienkapital	“Article 3 Share Capital

a)     Das Aktienkapital der Gesellschaft beträgt CHF 419’946’403.20 und ist eingeteilt in 34’141’984 auf den Namen lautende Aktien im Nennwert von CHF 12.30 je Aktie. Das Aktienkapital ist vollständig liberiert.

a) The share capital of the Company amounts to CHF 419,946,403.20 and is divided into 34,141,984 registered shares with a par value of CHF 12.30 per share. The share capital is fully paid-in.
b) Auf Beschluss der Generalversammlung können jederzeit Namenaktien in Inhaberaktien und Inhaberaktien in Namenaktien umgewandelt werden.”	b) Upon resolution of the General Meeting of Shareholders, registered shares may be converted into bearer shares and bearer shares may be converted into registered shares, at any time.”

For purposes of this proposal, the reduction in par value and the increase in the number of registered shares that will result if Item 12 – “Approve a 3-for-1 Split of Common Shares” is approved are not reflected in the amounts above. If Item 12 is approved, the amendment to our Articles of Association in this proposal will be revised accordingly.

ITEM 11

Approve a New Share Repurchase Program

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes to establish a new share repurchase program for the repurchase of up to $500 million of the Company’s common shares.

ITEM 12

Approve a 3-for-1 Split of Common Shares

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes to effect a 3-for-1 forward split of the Company’s common shares and to amend the Articles of Associations accordingly. The proposed changes to the Articles of Association are attached as Appendix A to the Company’s Proxy Statement that is available at http://www.awac.com/proxy.aspx.

ITEM 13

Amend the Articles of Association Relating to Authorized Share Capital for General Purposes

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that it is granted the authority to issue up to 20,485,190 common shares until May 1, 2016 and that the shareholders approve a corresponding amendment to the Company’s Articles of Association. Upon the approval of this proposal, Article 6(a) of the Articles of Association will be amended to read as follows:

“Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken	“Article 6 Authorized Share Capital for General Purposes

a)     Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis 1. Mai 2016 im Maximalbetrag von CHF 83’989’279 durch Ausgabe von höchstens 20’485,190 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 4.10 je Aktie zu erhöhen.”

a)     The Board of Directors is authorized to increase the share capital from time to time and at any time until May 1, 2016 by an amount not exceeding CHF 83,989,279 through the issue of up to 20,485,190 fully paid up registered shares with a par value of CHF 4.10 each.”

For purposes of this proposal, the Board of Directors has assumed that Item 10 — “Approve the Cancelling of Treasury Shares” and Item 12 —“Approve a 3-for-1 Split of Common Shares” have been approved by shareholders and the Commercial Register in the Canton of Zug, Switzerland. If either of these proposals is not approved, the amendment to our Articles of Association reflected in this proposal will be revised accordingly

ITEM 14

Elect Deloitte & Touche Ltd. as Independent Auditor and Deloitte AG as Statutory Auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Deloitte & Touche Ltd. be elected as the Company’s independent auditor for purposes of SEC reporting and Deloitte AG be elected as the Company’s statutory auditor to serve until the Company’s 2015 Annual Shareholder Meeting.

ITEM 15

Elect PricewaterhouseCoopers AG as Special Auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that PricewaterhouseCoopers AG be elected as the Company’s special auditor to serve until the Company’s 2015 Annual Shareholder Meeting.

ITEM 16

Discharge of the Board of Directors and Executive Officers from Liabilities

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that all individuals who served as members of the Board of Directors or as executive officers of the Company be discharged from liability for their activities during the year ended December 31, 2013.

ORGANIZATIONAL MATTERS

Admission to the Annual Shareholder Meeting

Shareholders who were registered in the Company’s share register on March 5, 2014 have received the Company’s Proxy Statement and proxy card from Continental Stock Transfer & Trust Company, the